Exhibit 10.55

FOURTH AMENDMENT

TO, AND REINSTATEMENT OF,

AGREEMENT FOR SALE AND PURCHASE OF PROPERTY

THIS FOURTH AMENDMENT TO, AND REINSTATEMENT OF, AGREEMENT OF SALE AND PURCHASE OF PROPERTY (“Amendment”) is made this August 24, 2012 by and between RICHMOND PLAZA INVESTORS, L.P., a Georgia limited partnership (“Seller”), and THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Buyer”).

RECITALS:

A. Seller, as Seller, and Buyer, as Buyer, are parties to a certain Agreement for Sale and Purchase of Property dated June 28, 2012 (the “Original Agreement”), as amended First Amendment to Agreement for Sale and Purchase of Property dated July 30, 2012 (the “First Amendment”), by Second Amendment to Agreement for Sale and Purchase of Property dated August 6, 2012 (the “Second Amendment”) and by Third Amendment to Agreement for Sale and Purchase of Property dated August 8, 2012 (the “Third Amendment”) (the Original Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment is referred to herein as the “Agreement”) with respect to the Richmond Plaza Shopping Center, located in August, Georgia, as more particularly described in the Agreement.

B. The Agreement terminated by its terms on August 10, 2012 by reason of Buyer’s not providing notice under Section 3.1 of the Original Agreement (as amended by the First Amendment, the Second Amendment and the Third Amendment) to Seller and Escrow Agent prior to the end of the Review Period that Buyer was satisfied with its review of the Property and Seller’s Deliveries.

C. Seller and Buyer desire to reinstate the Agreement to amend further the Agreement as more particularly set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

1. Capitalized terms used in this Amendment not otherwise defined herein shall have the meanings when used herein ascribed to such terms in the Agreement.

2. The recitals set forth above are hereby incorporated into the body of this Amendment as if fully restated herein. Buyer and Seller hereby reinstate the Agreement, as amended hereby, such that the Agreement is in full force and effect. This Amendment shall constitute Buyer’s notice, timely given under Section 3.1 of the Original Agreement (as amended by the First Amendment, the Second Amendment and the Third Amendment), that Buyer is satisfied with its review of the Property and Seller’s Deliveries.

3. The paragraph entitled “PURCHASE PRICE” in the Original Agreement is hereby amended by deleting reference to “Nineteen Million Seven Hundred Thousand Dollars ($19,700,000)” and by substituting the following in lieu thereof: “Nineteen Million Five Hundred Thousand Dollars ($19,500,000).”

4. Paragraph 7.1 of the Original Agreement (as amended by the First Amendment) is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“7.1 The closing of the purchase and sale contemplated hereby (‘Closing’) shall be held at or through the offices of the Escrow Agent on or before September 5, 2012 on a date selected by Buyer upon three business days’ written notice (such date being referred to herein as the ‘Closing Date’), subject to extension as provided in Paragraphs 10.2 and 10.4 hereof.”

5. Buyer hereby (a) waives Seller’s delivery of an estoppel certificate from Mattress Firm prior to the Closing and (b) acknowledges, taking into account the waiver in clause (a), that Seller has satisfied the condition in Section 6.1(g) of the Original Agreement (as amended by the Third Amendment) by delivering acceptable estoppel certificates from the other Major Tenants and from tenants leasing seventy-five percent (75%) of the remaining leased square foot area of the Property (exclusive of the Governmental Tenants). Accordingly, Buyer shall have no right to terminate the Agreement under Section 6.3 of Original Agreement on account of the condition precedent in Section 6.1(g) of the Original Agreement (as amended by the Third Amendment). Seller, however, agrees to continue to use reasonable efforts until to obtain an estoppel certificate from Mattress Firm prior to Closing.

6. Section 2 of Exhibit Q to the Original Agreement shall be amended to read as follows:

“Concurrently herewith, Seller has deposited in escrow with Escrow Agent the sum of $500,000.00 (the ‘Escrow Funds”). The Escrow Funds shall be held in escrow by Escrow Agent and disbursed solely in accordance with the terms hereof. In the event that Jo-Ann’s timely notifies Purchaser of its intent to terminate the Lease (such notice a ‘Termination Notice’) on or before July 30, 2013 (the ‘Outside Termination Date’), then, upon Jo-Ann’s vacating the Property and paying Purchaser the Termination Fee (as defined below), the Escrow Funds shall be disbursed by Escrow Agent to Purchaser upon request thereof by Purchaser; provided, however, if the Termination Notice states that a reason for Jo-Ann’s terminating the Lease is the relocation of the fuel center at the Property, the Escrow Funds shall be disbursed by Escrow Agent to Seller upon request thereof by Seller. Purchaser shall provide Seller and Escrow Agent promptly with a copy of the Termination Notice. In the event that (a) Jo-Ann’s either (i) fails to notify Purchaser of its intent to terminate the Lease on or before the Outside Termination Date, (ii) irrevocably waives its right to terminate the Lease pursuant to Section 4(d) of the Lease, or (iii) notifies Purchaser of its intent to terminate the Lease on or before the Outside Termination Date but remains as a tenant of a portion of the Property one (1) year and fifteen (15) days after the giving of the Termination Notice, or (b) prior to July 31, 2014, Purchaser enters into (i) the Post-Closing Jo-Ann’s Amendment pursuant to Paragraph 11.23 of the Purchase Agreement, (ii) a new lease with Jo-Ann’s or an affiliate of Jo-Ann’s to occupy a portion of the Property for a term that extends after July 31, 2014, or (iii) an amendment to the Jo-Ann’s Lease which extends the term thereof beyond July 31, 2014, then, upon request to Escrow Agent from Seller, the Escrow Funds shall be disbursed by Escrow Agent to Seller. Purchaser shall notify Seller and Escrow Agent promptly of the occurrence of one of the events described in clause (a) or (b). Notwithstanding anything to the contrary contained in the Purchase

Agreement, Purchaser and Seller agree that all fees payable by Jo-Ann’s in connection with termination (including the unamortized construction allowance and real estate broker commissions) are the property of Purchaser (collectively, the ‘Termination Fee’).”

7. This Amendment may be executed in any number of counterpart originals, each of which, when taken together, shall be deemed one and the same instrument. Executed copies of this Amendment may be delivered between the parties via electronic mail.

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IN WITNESS WHEREOF, the parties have executed this Amendment.

THE PHILLIPS EDISON GROUP LLC,
an Ohio limited liability company

By:	PHILLIPS EDISON LIMITED PARTNERSHIP,
a Delaware limited partnership, Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC.,
a Maryland corporation, General Partner

		By:	/s/ Robert F. Myers
		Name:	Robert F. Myers
		Its:	President

“Buyer”

RICHMOND PLAZA INVESTORS, L.P.,
a Georgia limited partnership

By:	BERGEN OF RICHMOND PLAZA, INC.,
General Partner

	By:	/s/ Elizabeth A. Owens
	Name:	Elizabeth Owens
	Its:	Senior Vice President

“Seller”

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